UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

WORLD SURVEILLANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02                     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01                     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 3.02                     UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 5.02                     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 5, 2014 (the “Closing Date”), World Surveillance Group Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Agreement”) by and among the Company, Lighter Than Air Systems Corp. (“LTAS”), and Drone Aviation Corp. (“Drone”)  pursuant to which the Company exchanged 100% of the outstanding shares of capital stock of LTAS for a cash payment of $335,000 and 10,000,000 shares of common stock, par value $0.0001 per share, of Drone (the “Shares”).  WSGI signed a Lock-Up Agreement that includes restrictions on the sale of the Shares by WSGI for a fifteen-month period following the Closing Date, although WSGI will be able to sell a certain volume of shares in the thirteenth through fifteenth month following the Closing Date.  Following the Closing Date, the Company will focus on its Argus airship program which is currently being worked on by the Ohio Lighter Than Air UAS Consortium created by the Company and several other companies in August 2013 and the business of our Global Telesat Corp. (“GTC”) subsidiary.

As of the Closing Date, Felicia Hess, Kevin Hess and Dan Erdberg have each terminated his or her employment agreements with the Company. As part of the transaction, the Hesses waived certain bonuses, options and accrued wages owing to them from the Company. Effective as of the Closing Date, Felicia Hess resigned as a director of WSGI.

On May 5, 2014, the Company entered into a Securities Purchase Agreement (the “SPA”) for the sale and purchase of $150,000 of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) at a purchase price of $0.007 per share.  Pursuant to the SPA, in addition to shares of Common Stock, the purchaser received (i) a right of first refusal on certain future financings, (ii) piggyback registration rights and (iii) certain anti-dilution rights.

On May 5, 2014, the Company also entered into a non-binding term sheet for a registered direct offering of up to $1,000,000 (the “Offering”) of Common Stock with an investor. The Offering is subject to, among other things, the filing and effectiveness of a Registration Statement under the Securities Act of 1933, as amended, registering the shares of Common Stock sold in the Offering and the parties’ agreement to the price per share, which has not been negotiated by the parties, prior to the time the Company’s Registration Statement goes effective.  The Offering is subject to additional terms and conditions as more fully described in the term sheet a copy of which is attached as exhibit 10.4 annexed hereto.

On May 5, 2014, the Company also simultaneously entered into two Consulting Agreements to assist the Company with restructuring its balance sheet and identifying potential acquisition targets for the Company. The Company issued an aggregate of 15,000,000 shares of Common Stock in connection with such Agreements.

The Common Stock of the Company issued under the above agreements was issued as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

A copy of the above agreements are filed herewith below, and a copy of a Shareholder Letter issued by the Company on May 8, 2014 is filed herewith as Exhibit 99.1.

The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Description

10.1	Securities Exchange Agreement by and among World Surveillance Group Inc., Lighter Than Air Systems Corp., and Drone Aviation Corp. dated May 5, 2014
10.2	Lock-Up Agreement by and between World Surveillance Group Inc. and Drone Aviation Corp. dated May 5, 2014
10.3	Securities Purchase Agreement by and between World Surveillance Group Inc. and an investor dated May 5, 2014

10.4	Term Sheet by and between World Surveillance Group Inc. and an investor dated May 5, 2014

10.5	Form of Consulting Agreement by and between World Surveillance Group Inc. and consultant dated May 5, 2014

99.1	Shareholder Letter of the Company issued May 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: May 8, 2014	/s/	Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer